Exhibit 99.1

CORPORATE INVESTOR RELATIONS
Contact:

Scott Montgomery, President & CEO

5333 15TH AVENUE SOUTH, SUITE 1500

smontgomery@mnbla.com

SEATTLE, WA 98108

David Brown, Exec VP & CFO

206.762.0993.

david.brown@mnbla.com

310-277-2265

NEWS RELEASE

National Mercantile Posts Record 2005 Profits

Fourth Quarter and Year Earnings More than Double

Los Angeles, California - February 15, 2006 - National Mercantile Bancorp (Nasdaq: MBLA), the holding company for Mercantile National Bank and South Bay Bank, N.A., today reported record profits in 2005 with earnings up 107%, in the fourth quarter and 114% for the year.  Solid loan growth and strong operating performance fueled the earnings growth during the year.

For the year ended December 31, 2005, National Mercantile posted record net income of $4.7 million, or $0.99 per diluted share, compared to $2.2 million, or $0.48 per diluted share in 2004.  Fourth quarter earnings more than doubled to $1.4 million, or $0.29 per diluted share, compared to $678,000, or $0.15 per diluted share, in the fourth quarter of 2004.  All financial results are audited.

“Economic activity in Southern California during 2005 was strong particularly in aerospace, tourism, construction and entertainment.  According to the Los Angeles County Economic Development Corporation 2005-2006 Forecast, the value of the major construction projects in the county reached $25 billion, including major projects at the Ports of Los Angeles and Long Beach, replacement of the UCLA and USC medical facilities, large hotel and convention center projects and a light rail project.  Tourism benefited from the King Tut Exhibit and Disneyland’s 50th anniversary celebration, while local motion picture and television production had a strong year in 2005,” said Scott A. Montgomery, President and CEO.

“The strong economic activity translated into an increased appetite for commercial business loans from our clients.  With four record quarters and ten consecutive profitable quarters behind us, we believe we have established a solid platform to continue building profitability and generate increasing returns for shareholders,” Montgomery noted.

Financial Highlights (at or for the year ended Dec. 31, 2005, compared to Dec. 31, 2004)

•                  Revenue grew 24% to $22.3 million from $18.0 million.

•                  Net interest income before provision for loan losses grew 28% to $21.1 million.

•                  Net interest margin expanded 84 basis points (bp) to 5.67%.

•                  Loans grew 8% to $334 million including growth in commercial business and real estate constructions loans.

•                  The efficiency ratio improved to 64.48% from 77.86%.

•                  Deposits grew 16% to $363 million.

(more)

•                  Non-interest bearing demand deposits account for 32% of total deposits.

•                  Net recoveries from prior loan charge offs totaled $1.2 million.

Results of Operations

Revenue (net interest income before provision for credit losses plus non-interest income) rose 19% in 4Q05 to $6.0 million and rose 5% compared to the immediate prior quarter.  Revenue in 2005 was up 24% to $22.3 million compared to $18.0 million in 2004.  Fourth quarter net interest income before provision for credit losses grew 23% to $5.7 million with interest income up 38% and interest expense up 123%.  In 2005, net interest income grew 28% to $21.1 million with interest income rising 35% and interest expense up 71%.

National Mercantile’s net interest margin was 5.57% for the fourth quarter of 2005 and 5.67% for the year, compared to 5.26% and 4.83% in the respective periods of 2004.  “The rising interest rate environment has boosted yields on our interest earning assets and generated solid margin expansion this year, although fourth quarter margin was down from 5.77% generated in the third quarter of 2005.  We continue to employ hedging strategies to protect the margin should short-term interest rates decline,” said David R. Brown, Chief Financial Officer.  “Interest rate swaps and floors along with incremental securities in the portfolio provide some protection against a decline in rates.  The addition of the securities contributed to profitability in this year, but also reduced net interest margin slightly.”

The reverse provision for credit losses during the year added $84,000 to net interest income after provision, following the third quarter recovery of $1.1 million from a loan charged-off in 2003.  “Our loan portfolio continues to perform very well with a substantial reduction in nonperforming assets during the year.  Last week, we completed the sale of the only property in our Real Estate Owned classification, for $1.1 million at a slight gain to its carrying value,” said Robert Bartlett, EVP and Chief Credit Officer.  The allowance for credit losses improved to 1.32% of gross loans at the end 2005 from 1.12% at December 31, 2004.

Fourth quarter non-interest income totaled $267,000 compared to $504,000 in the fourth quarter a year ago, reflecting lower fees from deposit-related products and other client services.  In 2005, non-interest income totaled $1.2 million compared to $1.8 million a year ago, reflecting a change in the deposit fee structure.  “The new bundled service products introduced over the past year are generating growth in deposits, while lowering our cost of funds, as well as producing a reduction in fee income,” said Montgomery.

Operating expenses were up less than 3% for the year and declined 6% in the fourth quarter, reflecting continuing efforts company wide to reduce costs and improve operating efficiency.  Non-interest expense totaled $14. 4 million in 2005 compared to $14.0 million in 2004.  In the fourth quarter non-interest expense was $3.6 million compared to$3.7 million in the immediate prior quarter and $3.8 million in the fourth quarter a year ago.  Lower occupancy and data processing costs helped offset growth in salaries and professional service costs.

Cost control efforts and strong revenue growth generated solid operating efficiencies during the quarter and year.  The efficiency ratio in 4Q05 improved to 59.29%, the first sub 60% ratio for the company, compared to 65.05% in 3Q05 and 74.78% in 4Q04.  The annual efficiency ratio improved to 64.48% in 2005 from 77.86% in

2004.  The efficiency ratio, calculated by dividing non-interest expense by net interest income and non-interest income, measures overhead costs as a percentage of total revenues.

Balance Sheet

Net loans grew 8% to $334.1 million at December 31, 2005, compared to $309.9 million at December 31, 2004.

	Amount	% of Total	Amount	% of Total	Amount	% of Total
Commercial loans - secured and unsecured	$89,474	26%	$88,281	27%	$98,429	31%
Real estate loans:
Secured by commercial real properties	121,641	36%	128,555	39%	135,944	43%
Secured by multifamily residential properties	18,663	6%	18,891	6%	18,330	6%
Secured by 1-4 family residential properties	10,498	3%	11,697	4%	9,405	3%
Total real estate loans	150,802	45%	159,143	48%	163,679	52%
Construction and land development loans	92,077	27%	79,097	24%	50,289	16%
Consumer: installment, home equity and unsecured	7,239	2%	4,786	1%	2,516	1%
Total loans outstanding	$339,592	100%	$331,307	100%	$314,913	100%

Total assets grew 15% to $448.8 million at December 31, 2005, compared to $391.1 million a year earlier.  Total deposits increased 16% to $363.2 million at December 31, 2005, compared to $313.5 million a year earlier.  Time certificates of deposit ($100,000 and over) account for $46 million in deposit growth, of which $30.0 million were brokered deposits added as part of the securities interest rate hedge discussed earlier.  Deposits, excluding time certificates, accounted for 71% of total deposits at December 31, 2005.  Demand deposits and low cost NOW accounts represent 42% of the deposit base at December 31, 2005.

Shareholders’ equity increased 12% to $38.5 million, or a book value of $8.46 per share at December 31, 2005, compared to $34.5 million, or $7.68 per share at December 31, 2004.  Tangible book value per share increased 13% to $7.55 per share at December 31, 2005, from $6.70 per share at December 31, 2004.  All per share calculations reflect the conversion of the Series A preferred shares to common shares in June of this year and also assumes full conversion of non-cumulative preferred stock and dilutive stock options.  On June 23, 2005, the Series A Preferred holders approved the conversion and the 643,893 outstanding shares of the Series A Preferred were converted into 1,287,786 shares of common stock.

Looking Ahead

“The hard work and dedication of our team over the past few years produced excellent results during 2005 and set the stage for further growth in 2006.  We have added experienced lenders in a number of our niche markets, and expect them to contribute to our portfolio expansion.  We have increased our strategic planning efforts to include exploring additional ways to introduce new products and services to our markets while enhancing product delivery to our clients.  In addition, the improvement in credit quality and the positive economic environment in Southern California add to our optimism for the coming year,” Montgomery said.

About National Mercantile Bancorp

National Mercantile Bancorp is the holding company for Mercantile National Bank and South Bay Bank, with offices located in Century City, Encino, Torrance, El Segundo, Costa Mesa and Beverly Hills, all among California’s highest value markets.  The banks’ focus is on business banking with lending expertise in the entertainment, healthcare, professional services, real estate escrow, business and residential construction, property management industries and community-based non-profit organizations.  The company is building a premier business banking franchise with experienced loan officers providing highly personalized service.

This press release contains forward-looking statements about the Company.  Forward-looking statements consist of descriptions of plans or objectives for future operations, products or services, forecasts of revenues, earnings or other measures of economic performance and assumptions underlying or relating to any of the foregoing.  Because forward-looking statements discuss future events or conditions and not historical facts, they often include words such as “believe,” “potential,” “confident,” “encourage or encouraging,” “will be,” “anticipate,” “estimate” or similar expressions.  Do not rely unduly on forward-looking statements.  They give the Company’s expectations about the future and are not guarantees or predictions of future events, conditions or results.  Forward-looking statements speak only as of the date they are made, and the Company does not undertake to update them to reflect changes that occur after that date.  Many factors, most beyond the Company’s control, could cause actual results to differ significantly from the Company’s expectations.  These factors include, among other things, changes in interest rates, which affect margins, impact funding sources or alter loan demand; increased competitive pressures; changes in national and local economic conditions; fluctuations in the California real estate markets; changes in fiscal policy, monetary policy, legislative or regulatory environments; changes in the credit quality of the Company’s loan portfolio, the Company’s abilities to realize further efficiencies and achieve growth targets, and finalization of year-end audit results.  These and other factors are discussed in greater detail in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2004.

Quarterly Income Statement

(Unaudited)

(In thousands, except share data)	Dec. 31, 2005	Sept. 30, 2005	Dec. 31, 2004	Annual % Change
Interest income	$7,585	$6,754	$5,510	37.7%
Interest expense	1,846	1,298	828	122.9%
Net interest income before provision for credit losses	5,739	5,456	4,682	22.6%
Provision for credit losses	40	(213)	100	-60.0%
Net interest income after provision for credit losses	5,699	5,669	4,582	24.4%
Other operating income:
Net gain on sale of securities	—	—	(121)	-100.0%
Deposit-related and other customer services	242	252	476	-49.2%
Other operating income	25	26	28	-10.7%
Other operating expenses	3,561	3,730	3,788	-6.0%
Income before provision for income taxes	2,405	2,217	1,177	104.3%
Provision for income taxes	999	920	499	100.2%
Net income	1,406	$1,297	$678	107.4%

Earnings per share:
Basic	0.32	$0.29	$0.23	39.1%
Diluted	0.29	$0.28	$0.15	93.3%
Weighted average shares outstanding:
Basic	4,367,622	4,327,175	2,945,088
Diluted	4,769,760	4,740,663	4,634,365

RATIOS
Return on quarterly average assets	1.27%	1.27%	0.68%
Return on quarterly average equity	14.66%	13.77%	7.76%
Net interest margin - average earning assets	5.57%	5.77%	5.26%
Operating expense ratio	3.22%	3.65%	3.81%
Efficiency ratio (1)	59.29%	65.05%	74.78%

(1) Other operating expense divided by net interest income and other operating income.

Credit Quality and Other Data

(Unaudited)

(In thousands, except ratios and shares)	December 31, 2005	September 30, 2005	December 31, 2004
Average quarterly assets	$438,715	$405,572	$394,388

Nonperforming assets
Nonaccrual loans	319	313	18
Loans 90 days past due and still accruing	—	—	1,804
Other real estate owned	1,056	1,056	1,056
Total nonperforming assets	1,375	1,369	2,878

Loan to deposit ratio	93.50%	93.44%	100.10%
Allowance for credit losses to total loans	1.32%	1.37%	1.12%
Allowance for credit losses to nonperforming assets	324.95%	330.61%	121.99%

Annual Income Statement

(Unaudited)

	For the Years Ended
(In thousands, except share data)	Dec. 31, 2005	2004	Annual % Change
Interest income	$26,265	$19,454	35.0%
Interest expense	5,136	3,004	71.0%
Net interest income before provision for credit losses	21,129	16,450	28.4%
Provision for credit losses	(84)	220	n/a
Net interest income after provision for credit losses	21,213	16,230	30.7%
Other operating income:
Net gain on sale of securities	—	(197)	-100.0%
Deposit-related and other customer services	1,060	1,652	-35.8%
Other operating income	106	112	-5.4%
Other operating expenses	14,376	14,028	2.5%
Income before provision for income taxes	8,003	3,769	112.3%
Provision for income taxes	3,322	1,583	109.9%
Net income	4,681	2,186	114.1%

Earnings per share:
Basic	1.26	0.75	68.0%
Diluted	0.99	0.48	106.3%

Weighted average shares outstanding:
Basic	3,704,149	2,895,309
Diluted	4,718,205	4,555,622

Total shares outstanding (a)	4,403,024	4,286,674

RATIOS
Return on average assets	1.16%	0.57%
Return on average equity	12.78%	6.61%
Net interest margin - average earning assets	5.67%	4.83%
Operating expense ratio	3.55%	3.68%
Efficiency ratio (1)	64.48%	77.86%

(1) Other operating expense divided by net interest income and other operating income.

(a) For 2004, includes conversion of convertible Series A preferred stock into common stock

Balance Sheet

(In thousands, except share data) (Unaudited)	Dec. 31, 2005	Sept. 30, 2005	Dec. 31, 2004	Annual % Change
ASSETS
Cash and due from banks-demand	$13,507	$15,113	$14,187	-5%
Due from banks-interest bearing	2,000	2,000	2,728	-27%
Federal funds sold and securities purchased under agreements to resell	685	3,110	—
Investment securities	74,370	59,177	40,461	84%
Loans
Commercial	89,474	88,281	98,429	-9%
Real estate	150,802	159,143	163,679	-8%
Construction and land development	92,077	79,097	50,289	83%
Consumer and other loans	7,239	4,786	2,516	188%
Total loans outstanding	339,592	331,307	314,913	8%
Deferred net loan fees	(1,034)	(1,128)	(1,066)	-3%
Loans receivable, net	338,558	330,179	313,847	8%
Allowance for loan and lease losses	(4,468)	(4,526)	(3,511)	27%
Net loans receivable	334,090	325,653	310,336	8%
Goodwill and intangible assets	4,632	4,688	4,855	-5%
Accrued interest receivable and other assets	19,512	18,742	18,972	3%
Total assets	$448,796	$428,483	$391,539	15%

LIABILITIES & CAPITAL
Deposits:
Noninterest-bearing demand	$115,924	$124,053	$113,852	2%
Interest-bearing demand deposits	36,018	31,583	34,961	3%
Money market accounts	76,334	75,377	69,431	10%
Savings	28,208	30,180	32,199	-12%
Time certificates of deposit:
$100,000 or more	87,468	72,845	41,111	-12%
Under $100,000	19,256	20,518	21,988	-12%
Total deposits	363,208	354,556	313,542	16%
Other borrowings	28,337	19,000	25,900	9%
Junior subordinated deferrable interest debentures	15,464	15,464	15,464	0%
Accrued interest and other liabilities	3,288	2,376	2,151	53%
Total liabilities	410,297	391,396	357,057	15%
Total shareholders’ equity	38,499	37,087	34,482	12%
Total liabilities & shareholders’ equity	$448,796	$428,483	$391,539	15%

Book value per common share	$8.46	$8.35	$7.68	10%
Tangible book value per common share (1)	$7.55	$7.42	$6.70	13%

(1) Total common equity, less goodwill and other intangible assets; divided by fully-diluted shares outstanding.

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Note:  Transmitted on Prime Zone on February 15, 2006 at       p.m. PST.